Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of National Beverage Corp. (the Company) on Form 10-K for the period ended April 27, 2024 (the Report), I, George R. Bracken, Executive Vice President - Finance of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 26, 2024

/s/ George R. Bracken

George R. Bracken

Executive Vice President – Finance

(Principal Financial Officer)